Exhibit 99.1

Contact:	Dan Yarbrough, Vice President of Investor Relations
danyarbrough@orthofix.com
(617) 912-2903

Orthofix International Announces Retirement
of Peter Hewett From Board of Directors

Boston, MA, – (BUSINESS WIRE) – May 1, 2009 – Orthofix International N.V. (NASDAQ: OFIX) (the Company) announced today that Peter Hewett will be retiring from the Company’s Board of Directors and will not seek reelection at the upcoming Annual General Meeting.  Mr. Hewett has been a Director of Orthofix since March of 1992.  He was the Deputy Group Chairman between March 1998 and December 2000, and has served as the Deputy Chairman of the Board beginning in 2005.

“Peter has been a key member of Orthofix’s Board of Directors for 17 years.  His broad international business background brought immeasurable operating knowledge to Orthofix that aided in the Company’s consistent organic and inorganic growth over a number of years.  Peter’s human resource skills have also served the Company well as he has been a mentor and advisor for many members of the Board and the senior management team. I personally have enjoyed my long interaction with Peter and have gained a lot from his wisdom and his counsel,” said James F. Gero, Chairman of the Board of Orthofix International.

Mr. Hewett stated, “My time on the Board, which has been a period of rapid growth and development for Orthofix, has been deeply fulfilling. Orthofix has always been able to attract talented Board members and it has been a privilege to serve with them all. I believe that the current Board, our senior management and our employees are as strong and capable as at any time in the company’s history, and that the coming years are full of promise. The future of Orthofix is in excellent hands.”

About Orthofix

Orthofix International, N.V., a global medical device company, offers a broad line of minimally invasive surgical, and non-surgical, products for the spine, orthopedic, and sports medicine market sectors that address the lifelong bone-and-joint health needs of patients of all ages–helping them achieve a more active and mobile lifestyle. Orthofix’s products are widely distributed around the world to orthopedic surgeons and patients via Orthofix’s sales representatives and its subsidiaries, including BREG, Inc. and Blackstone Medical, Inc., and via partnerships with other leading orthopedic product companies. In addition, Orthofix is collaborating in R&D partnerships with leading medical institutions such as the Musculoskeletal Transplant Foundation, the Orthopedic Research and Education Foundation, Rutgers University, Texas Scottish Rite Hospital for Children and National Osteoporosis Institute. For more information about Orthofix, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and its subsidiaries and are based on management’s current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the expected sales of its products, including recently launched products, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, risks relating to the protection of intellectual property, changes to the reimbursement policies of third parties, changes to and interpretation of governmental regulation of medical devices, the impact of competitive products, changes to the competitive environment, the acceptance of new products in the market, conditions of the orthopedic industry and the economy, corporate development and market development activities, including acquisitions or divestitures, unexpected costs or operating unit performance related to recent acquisitions and other factors described in our annual report on Form 10-K and other periodic reports filed by the Company with the Securities and Exchange Commission.